UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

OFFICE PROPERTIES INCOME TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34364	26-4273474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of principal executive offices)	(Zip Code)

(617) 219-1440

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K (this “Current Report”), the terms the “Company,” “we,” “us,” and “our” refer to Office Properties Income Trust.

Item 1.03. Bankruptcy or Receivership.

As previously reported, on October 30, 2025, the Company and its debtor affiliates (collectively, the “Debtors”) each commenced with the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) a voluntary case (collectively, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 Cases are jointly administered under the caption In re Office Properties Income Trust, et al., Case No. 25-90530.

On April 21, 2026, the Debtors filed the Fourth Amended Joint Chapter 11 Plan of Reorganization of Office Properties Income Trust and Its Debtor Affiliates (as may be amended, modified, or supplemented in accordance with its terms, the “Plan”). A copy of the Plan is attached as Exhibit 99.1 to this Current Report.

On April 22, 2026, the Bankruptcy Court entered the Order Confirming Fourth Amended Joint Chapter 11 Plan of Reorganization of Office Properties Income Trust and Its Debtor Affiliates (the “Confirmation Order”), confirming the Plan. A copy of the Confirmation Order is attached as Exhibit 2.1 to this Current Report. Capitalized terms used but not otherwise defined in this Current Report have the meanings given to them in the Plan. The Plan incorporates by reference certain documents filed with the Bankruptcy Court as part of the Plan Supplement as the same has been amended and supplemented from time to time prior to confirmation of the Plan and may be further amended and supplemented prior to the effective date of the Plan (the “Effective Date”) or as otherwise set forth in the Plan or Confirmation Order. After the satisfaction or waiver of the conditions precedent of the Plan, the Debtors intend to effect the transactions contemplated by the Plan and emerge from chapter 11 protection. The Debtors can make no assurances as to when, or ultimately if, the Plan will become effective.

Summary of Plan

The following is a summary of the material terms of the Plan. This summary describes only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order.

The Plan, among other things, incorporates certain settlement agreements, including those previously disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 1, 2026 and March 4, 2026, each under Item 7.01. Furthermore, the Plan provides for the following treatment of Claims and Interests:

•	Allowed Administrative Claims, Priority Tax Claims, Other Secured Claims, Other Priority Claims, Mortgage Debt Guarantee Claims, Secured Credit Facility Claims and March 2029 Senior Secured Notes Claims will be paid in full in cash or receive such other treatment reinstating such claims or rendering such claims Unimpaired, as applicable;

•	Allowed 2027 Senior Secured Notes Claims will receive $385 million in newly issued 8.375% senior secured notes to be issued by a wholly owned subsidiary of the Company;

•	Allowed September 2029 Senior Secured Notes Claims will receive $300 million in aggregate principal amount of newly issued 10.000% senior secured notes due 2031 (the “Secured Exit Notes”); and, each holder of an Allowed September 2029 Senior Secured Notes Claim will have the right to receive such holder’s pro rata share of (x) $120 million in Secured Exit Notes and (y) $98 million in newly issued common shares of beneficial interest, $.01 par value per share (“common shares”, and such newly issued common shares, the “Reorganized Common Equity”); provided that (i) holders of Allowed Original September 2029 Senior Secured Notes Claims that are also holders of DIP Claims shall have the ability to elect to receive their recovery in Secured Exit Notes, Reorganized Common Equity or a combination thereof (the “September 2029 Recovery Election”), and (ii) holders of Allowed Subsequent September 2029 Senior Secured Notes Claims will not participate in the September 2029 Recovery Election and instead receive their pro rata share of the foregoing items (x) and (y) based on the Subsequent September 2029 Senior Secured Notes Adjusted Claim Amount of $37,570,000;

•	Allowed September 2029 Unsecured Claims will receive their pro rata share of 5.3% of the Reorganized Common Equity pursuant to the Unsecured Equity Pool Waterfall described in the Plan, subject to dilution by an amount equal to 2% of the Reorganized Common Equity to be issued to RMR on the effective date of the Plan (the “Initial Equity Compensation”), certain shares of Reorganized Common Equity to be issued in respect of Allowed September 2029 Senior Secured Notes Claims to prevent dilution (the “Allowed September 2029 Senior Secured Notes Claim Anti-Dilution Shares”), and certain shares of the Reorganized Common Equity issuable upon the exercise of warrants to be issued to holders of Priority Guaranteed Unsecured Notes Claims and Unsecured Notes Claims representing up to 5% of the Reorganized Common Equity (the “New Warrants);

•	Each DIP Claim (excluding any DIP Fee Claims) will receive its pro rata share of Reorganized Common Equity equal to the aggregate amount of such DIP Claims (net of DIP Fee Claims) at a discount to Plan value of 37%;

•	Each Allowed DIP Fee Claim will receive Reorganized Common Equity equal to the aggregate amount of such fees, with such Reorganized Common Equity to be issued (x) at a discount to Plan value of 37% (subject to approval by the Bankruptcy Court) in respect of the DIP Upfront Fee, and (y) at Plan value in respect of the DIP Anchor Capital Commitment Fee and DIP Exit Fee;

•	Priority Guaranteed Unsecured Notes Claims will receive a 100% recovery in Reorganized Common Equity pursuant to the Unsecured Equity Pool Waterfall, subject to dilution by the Initial Equity Compensation, the Allowed September 2029 Senior Secured Notes Claim Anti-Dilution Shares, and certain shares of the Reorganized Common Equity issuable upon the exercise of the New Warrants;

•	Unsecured Notes Claims will receive (x) their pro rata share of 6.3% of Reorganized Common Equity pursuant to the Unsecured Equity Pool Waterfall, subject to dilution by the Initial Equity Compensation, the Allowed September 2029 Senior Secured Notes Claim Anti-Dilution Shares, and certain shares of the Reorganized Common Equity issuable upon the exercise of the New Warrants, (y) New Warrants; and (z) subscription rights to purchase Reorganized Common Equity at $17 per share in the aggregate amount of $35,000,000;

•	Trade and Vendor Claims will be paid in full in cash;

•	Other General Unsecured Claims that are Allowed for $25,000 or less will be paid in full in cash and Other General Unsecured Claims that are Allowed for more than $25,000 may receive $25,000 in cash; and

•	Holders of our common shares prior to the Effective Date will not receive any distribution and such common shares will be cancelled, released and discharged on the Effective Date.

Treatment of Equity Interests

The Company had 73,943,439 issued and outstanding common shares as of October 30, 2025. As noted above, on the Effective Date of the Plan, all existing common shares of the Company will be cancelled, released, discharged and extinguished and will be of no further force or effect pursuant to the Plan. The aggregate number of shares of Reorganized Common Equity to be issued under the Plan will be disclosed in subsequent filings on or before the Effective Date.

Assets and Liabilities

Information regarding the assets and liabilities of the Debtors may be found in the Debtors’ most recent monthly operating reports filed with the Bankruptcy Court on March 31, 2026, available for review and download, free of charge, on the website of the Debtors’ claims, noticing, and solicitation agent at https://restructuring.ra.kroll.com/OPI or through the Bankruptcy Court’s website, for a fee, at https://ecf.txsb.uscourts.gov. The information contained on, or that may be accessed through, the websites referenced in this Current Report in each case is not incorporated by reference into, and is not a part of, this Current Report. This financial information was not audited or reviewed by independent accountants and is subject to future adjustment and reconciliation, and should not be viewed as indicative of future results.

Cautionary Language Regarding Trading in the Company’s Common Shares

The Plan provides that the Company’s common shares will be cancelled and extinguished on the effective date of the Plan, and the holders thereof will not be entitled to receive, and will not receive or retain, any property or interest in property on account of such common shares. Amounts invested by holders of such common shares will not be recoverable and such common shares will have no value. Trading prices for the Company’s common shares may bear little or no relationship to the actual recovery, if any, by holders of the Company’s common shares upon the conclusion of the Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common shares.

Cautionary Note Concerning Forward Looking Statements

This Current Report contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may,” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs, or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. These forward-looking statements include, among others, statements about the Plan, the process and potential outcomes of the Chapter 11 Cases, and the consummation of the transactions contemplated by the Plan. Forward-looking statements are based on the Company’s current expectations, assumptions, and estimates and are subject to risk, uncertainties, and other important factors that are difficult to predict and that could cause actual results to differ materially and adversely from those expressed or implied. These risks include, among others, those related to: the Company’s ability to consummate the Plan; the duration and outcome of the Chapter 11 Cases; the Company suffering from a long and protracted restructuring; the impact of the Chapter 11 Cases on the Company’s operations, reputation, and relationships with tenants, lenders, and vendors; the Company having insufficient liquidity; the availability of financing; the ability to satisfy the conditions precedent to the restructuring support agreement entered into in connection with the Chapter 11 Cases; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that the Company may employ to address its liquidity and capital resources and achieve its stated goals; and the Company’s historical financial information not being indicative of its future performance as a result of the Chapter 11 Cases.

The information contained in the Company’s filings with the SEC, including under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent filings with the SEC, or incorporated herein or therein, identifies other important factors that could cause differences from our forward-looking statements. The Company’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon the Company’s forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit

2.1	Order Confirming Fourth Amended Joint Chapter 11 Plan of Reorganization of Office Properties Income Trust and Its Debtor Affiliates

99.1	Fourth Amended Joint Chapter 11 Plan of Reorganization of Office Properties Income Trust and Its Debtor Affiliates

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Dated: April 28, 2026